JOINT FILING AGREEMENT


      In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of this Statement on Schedule 13G (including any amendments thereto) and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned have executed this Joint Filing Agreement this 9th day of March, 2009.





                                          /s/ John A. Moore, Jr.
                                          ---------------------------------
                                          John A. Moore, Jr.


                                          /s/ Annedenise Moore
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                                          Annedenise Moore